UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549

Form 8-K/A
(Amendment No. 1)

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 24, 2011

ALL AMERICAN PET COMPANY, INC.
(Exact name of registrant as specified in its charter)

Maryland	001-33300	91-2186665
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9601 Wilshire Blvd., Suite M200
Beverly Hills, California 90210
(Address of Principal Executive Offices, including zip code)

(310) 424-1600
(Registrant’s telephone number, including area code)

Copies of Communications to:
Stoecklein Law Group
Emerald Plaza
402 West Broadway
Suite 690
San Diego, CA 92101
(619) 704-1310
Fax (619) 704-0556

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Subsequent to the termination of Victor Hollander as Chief Financial Officer of the Company by the Chief Executive Officer on October 3, 2011,  Mr. Hollander gave the Registrant notice of his resignation from his position as a Director on October 24, 2011, which resignation was accepted by the Registrant on October 24, 2011.  Mr. Hollander’s resignation was not due to any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

    A copy of Mr. Hollander's resignation is filed as Exhibit  99.1 to this Current Report.

Exhibit No.	Description
99.1	Resignation Letter from Mr. Vic Hollander– Dated October 24, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

ALL AMERICAN PET COMPANY, INC.

By: /S/ Barry Schwartz
Barry Schwartz, Chief Executive Officer

Date:  October 28, 2011